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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

     The undersigned, Joseph Galli, Jr. and Kelyn J. Brannon, hereby authorize and appoint Jeffrey P. Bezos, Joseph Galli, Jr., Joy D. Covey, Kelyn J. Brannon and L. Michelle Wilson, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of him or her, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their and his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                                          /s/ JOSEPH GALLI, JR.

                                          --------------------------------------
                                          Joseph Galli, Jr., President, Chief
                                          Operating Officer and Director

                                          /s/ KELYN J. BRANNON

                                          --------------------------------------
                                          Kelyn J. Brannon, Vice President,
                                          Finance
                                          and Chief Accounting Officer